Exhibit 4.15

Exclusive Purchase Rights Contract

This Exclusive Purchase Rights Contract (“this Contract”) was signed on 24 August 2022 by and between:

Party A:

Beijing Yunxiang Zhisheng Technology Co., Ltd., a limited liability company registered in Beijing Haidian District Bureau of Market Supervision and Administration (solely invested by the legal person from Taiwan, Hong Kong and Macao) in People’s Republic of China (“China”, for the purpose herein only, excluding Hong Kong Special Administration Region, Macao Special Administration Region and Taiwan Area), with the Unified Social Credit Code: 91110108MA002GUP74;

Party B:	Qiu Weiqin, ID card No.: ******************; Zou Tao, ID Card No.: ******************;
Party C:

Kingsoft Cloud (Beijing) Information Technology Co., Ltd., a limited liability company registered in Beijing Haidian District Bureau of Market Supervision and Administration the Company in People’s Republic of China, with the Unified Social Credit Code: 91110108MA01BE3R6L.

In this Contract, Party A, Party B, and Party C are referred to as “one party” respectively and as “the parties” collectively.

Whereas:

1.

Party B holds 100% of the equity of Party C, among which Qiu Weiqin holds 80% of the equity of Party C (equal to a registered capital of RMB 8 million) and Zou Tao holds 20% of the equity of Party C (equal to a registered capital of RMB 2 million).

2.	The parties intend to sign this Contract to agree on the rights granted by Party B to Party A to purchase the equity and assets held by Party C.

Hereon, the parties reach an agreement on the following terms and conditions:

1.	Granting of Equity and Asset Purchase Rights
1.1	Granting of Rights
1.1.1

Party B hereby irrevocably and unconditionally grants an irrevocable exclusive right (“Equity Purchase Right”) to Party A, subject to the provisions of the laws of the PRC, to exercise the steps determined by Party A at its own discretion and at the price specified in Article 1.3 of this

Contract, to purchase all of Party C’s equity (“Target Equity”) that Party A or its Designated Person hold currently and in the future, from Party B at any time, by Party A or one or more persons designated by Party A (each referred to as “Designated Person”). Except for Party A and the Designated Person, no third party shall not enjoy the Equity Purchase Right or other purchase rights related to Party B’s equity; each person of Party B hereby waives the preemptive right to purchase the Target Equity under Party C’s Articles of Association and the laws of the PRC, and hereby irrevocably agrees the other Party to transfer the Target Equity to Party A or the Designated Person of Party A. Party C hereby agrees Party B to grant the Equity Purchase Right to Party A. The term “Person” referred to in this clause and this Contract refers to an individual, company, joint venture, partnership, enterprise, trust or other unincorporated organization.

1.1.2

Party C hereby agrees to irrevocably and unconditionally grant Party A an exclusive Asset Purchase Right (“Asset Purchase Right”, for Party A to exercise its Equity Purchase Right or Asset Purchase Right, collectively referred to as “Exercising Rights”). According to the Asset Purchase Right, Party A shall be entitled, subject to the terms and conditions of this Contract and to the extent permitted by the laws of the PRC, at any time, to require Party C to transfer any and part of Party C’s assets (“Transferred Assets”) to Party A and/or the Designated Person of Party A one or more times. Each person of Party B hereby separately and jointly agrees Party C to grant Party A the Asset Purchase Right in accordance with Article 1.1.2 and other provisions of this Contract. For the purpose herein, “Party C’s assets” refer to all tangible and intangible assets owned or entitled to be disposed of by Party C and its affiliates during the validity period of this Contract, including but not limited to any real estate, movable property, as well as intellectual property rights such as trademarks, copyrights, patents, proprietary technologies, domain names, and software usage rights.

1.2	Exercising Steps
1.2.1

Subject to the terms and conditions of this Contract and to the extent permitted by the laws of the PRC, Party A has absolute discretion to determine the specific exercising time, method, and frequency.

1.2.2

Subject to the terms and conditions of this Contract, and without violating the applicable laws of the PRC, Party A shall be entitled to request at any time, either on its own or through other Designated Persons, to accept all or part of the Target Equity of Party C from Party B, and all or part of the assets of Party C from Party C.

1.2.3

As for the Equity Purchase Right, during each exercise, Party A shall be entitled to arbitrarily specify the amount of the Target Equity that Party B should transfer to Party A and/or the Designated Person of Paty A. Party B shall transfer the Target Equity to Party A and/or the Designated Person of Party A according to the amount required by Party A, without violating applicable laws and regulations of the PRC. Party A and/or the Designated Person of Party A shall pay the Transfer Price to Party B for the acquired Target Equity in each exercise.

1.2.4

As for the Asset Purchase Right, during each exercise, Party A shall be entitled to arbitrarily specify the amount of the Target Equity that Party C should transfer to Party A and/or the Designated Person of Paty A. Party C shall transfer such Transferred Assets to Party A and/or the Designated Person of Party A according to the requirements of Party A, without violating applicable laws and regulations of the PRC. Party A and/or the Designated Person of Party A shall pay the Transfer Price to Party C for the acquired Transferred Assets in each exercise.

1.2.5	During each exercise, Party A may accept the Target Equity or Transferred Assets on its own, or designate the Designated Person to accept all or part of the Target Equity or Transferred Assets.
1.2.6

After each decision of Party A to exercise the right, Party A shall issue a notice of exercise of Equity Purchase Right or Asset Purchase Right to Party B or Party C (“Exercise Notice”; please refers to the format of the Exercise Notice related to Equity Purchase Right and Asset Purchase Right in Annex 1 and Annex 2 of this Contract, respectively). After receiving the Exercise Notice, Party B or Party C shall immediately transfer the Target Equity or Transferred Assets in full to Party A or the Designated Person of Party A in accordance with the Exercise Notice and the method described this Contract.

1.3	Exercising Price
1.3.1

According to the Loan Agreement (“Loan Agreement”) signed between Party A and Party B on 24 August 2022, Party B bears a total debt of RMB 10 million to Party A. The parties hereby agree that as for the Equity Purchase Right, the full Transfer Price payable by Party A or the Designated Person of Party A to Party B during each exercise of Party A shall be equal to the corresponding debt amount owed by Party B to Party A under the Loan

Agreement at that time. However, if the minimum Transfer Price allowed by the laws of the PRC at that time is higher than the debt amount, the Transfer Price shall be based on the minimum price allowed by the laws of the PRC at that time. Despite the above provisions, on the premise of complying with the laws of the PRC, Party B shall jointly exempt Party A from the payment obligation for the portion of the minimum Transfer Price allowed by the laws of the PRC that is higher than the debt amount. When Party A exercises its rights every time, Party A shall be entitled to pay the Transfer Price by directly canceling the debt owed by Party B to Party A. The proportion of the cancelled debt to the total debt borne by Party B at that time shall be equal to the proportion of the equity transferred by Party B to the total equity held by Party C.

1.3.2

The parties hereby agree that, as for the Asset Purchase Right, the Asset Transfer Price to be paid by Party A or the Designated Person of Party A to Party C during each exercise of Party A shall be RMB one (1). However, if the minimum Transfer Price allowed by the laws of the PRC at that time is higher than that price, the Transfer Price shall be based on the minimum price allowed by the laws of the PRC at that time. Despite the above provisions, on the premise of complying with the laws of the PRC, Party C shall exempt Party A from the payment obligation for the minimum price allowed by the laws of the PRC that exceeds RMB one (1).

1.3.3

If Party B is entitled to obtain any Transfer Price for the Target Equity held by Party B, or is entitled to obtain any form of distributed profits, extra profits, bonuses or dividends from Party C, Party B shall agree to pay Party A the full amount of the Transfer Price obtained and any distributed profits, extra profits, bonuses or dividends received (with relevant taxes deducted) that Party B is entitled to obtain for the Target Equity, provided that this does not violate the laws of the PRC. Party B shall instruct the relevant transferee or Party C to pay the proceeds to the bank account designated by Party A at that time.

1.3.4

If Party C obtains any Transfer Price for Party C’s assets, Party C shall agree to pay the full Transfer Price (with relevant taxes deducted) obtained from such Transferred Assets to Party A as compensation, provided that this does not violate the laws of the PRC. Party C shall instruct the relevant transferee or Party C to pay the proceeds to the bank account designated by Party A at that time.

1.3.5

For the purpose herein, the “Transfer Price” refers to the full consideration that Party A or the Designated Person of Party A shall pay to Party B or Party C in accordance with the provisions of this Contract for the acquisition of the Target Equity or Party C’s assets during each exercise.

1.4	Once Party A issues the Exercise Notice:
1.4.1

Party B shall cause Party C to convene a shareholders’ meeting in a timely manner and pass resolutions of the shareholders’ meeting and take all necessary actions, agreeing Party B or Party C to transfer all the Target Equity or Transferred Assets to Party A and/or the Designated Person of Party A at the Transfer Price, and waive any preemptive right (if any) owned by Party B or Party C;

1.4.2

Party B shall sign an Equity Transfer Contract (the “Equity Transfer Contract”) with Party A and/or the Designated Person of Party A (where applicable) for each transfer in accordance with the provisions of this Contract and the equity purchase notice;

1.4.3

Party B shall sign all necessary contracts, agreements or documents with relevant parties, take all further actions to obtain all necessary government licenses and permits, take all necessary actions to transfer the effective ownership of the Target Equity to Party A and/or the Designated Person of Party A without any security interests, and cause Party A and/or the Designated Person of Party A to become the registered owner of the Target Equity. For the purposes of this clause and this Contract, “Security Interest” includes guarantees, mortgages, third-party rights or interests, any purchase rights, acquisition rights, preemptive rights, set-off rights, retention of ownership or other security arrangements; however, for the avoidance of doubt, it does not include any security interests arising hereunder or the Equity Pledge Contract Regarding Party B. This clause and the Equity Pledge Contract Regarding Party B stipulated in this Contract refer to the Equity Pledge Contract signed by Party A, Party B, and Party C on 24 August 2022, as well as any subsequent amendments and supplements from time to time.

1.4.4

Party C shall immediately sign an asset transfer agreement with Party A and/or the Designated Person of Party A (collectively referred to as the “Transfer Contract” with Equity Transfer Contract), to transfer all Transferred Assets to Party A and/or the Designated Person of Party A at the Transfer Price; and, in accordance with Party A’s requirements and laws and regulations, encourage shareholders to provide necessary supports for Party

A (including providing and signing all relevant legal documents, going through all formalities for government approval and registration procedures, and assuming all relevant obligations) to ensure that Party A and/or the Designated Person of Party A can obtain all Transferred Assets. Such Transferred Assets shall be free from any legal defects or any security interests, third-party restrictions, or any other restrictions on Party C’s assets.

2.	Commitments
2.1	Commitments of Party C

Party B (as a shareholder of Party C) and Party C hereby make commitments as follows:

2.1.1

If the signing and performance of this Contract, as well as the granting of Equity Purchase Right or Asset Purchase Rights hereunder, require the consent, permission, waiver, authorization of any third party, or the approval, permission, exemption, or registration or filing procedures with any government agency (if required by laws), Party C shall do its best to assist in meeting the above conditions, and sign all necessary documents and take all necessary actions to transfer the Target Equity and Transferred Assets to Party A or the Designated Person of Party A hereunder;

2.1.2

Without the prior written consent of Party A, Party C shall not supplement, modify or amend the Articles of Association and rules of Party C in any form, or increase or reduce the registered capital, or otherwise change the registered capital structure; except for fulfilling the Equity Pledge Contract Regarding Party B, Party C shall not assist or allow Party B to transfer or dispose of any Target Equity in any other way, or establish any security interests or other third-party rights on any Target Equity;

2.1.3	Party C shall not engage in or allow any behavior or action that may have an adverse impact on Party A’s interests hereunder;
2.1.4

Party C shall maintain the existence of Party C in accordance with good financial and commercial standards and practices, prudently and effectively operate businesses and handle affairs, in order to maintain the value of Party C’s assets and equity;

2.1.5

Without the prior written consent of Party A, Party C shall not sell, transfer, mortgage, or otherwise dispose of any legal interests and beneficial interests for significant assets, business, or income of Party C at any time from the date of signing this Contract, or allow the creation of any security interests or encumbrances on them;

2.1.6

Without the prior written consent of Party A, no debt shall be incurred, inherited, guaranteed, guaranteed or allowed to be added for Party C, except for (1) debts incurred in the normal course of business and not arising from loans, and (2) debts that have been disclosed to Party A and have received the written consent from Party A;

2.1.7

Party C shall ensure the prudent operation of all business of Party C in the normal course of business, in order to maintain the value of Party C’s assets and avoid any possible negative impact on Party C’s business condition and asset value due to any actions/omissions;

2.1.8

Without the prior written consent of Party A or its representative, Party C shall not be prevented or prompted to sign or terminate any major contract, except for contracts signed in the normal course of business (for the purpose of herein, if the value of a contract exceeds RMB one million (1,000,000), it shall be considered as a major contract);

2.1.9

Without the prior written consent of Party A or its representative, Party C shall not lend or borrow loans, provide guarantees or make other forms of guarantees, or assume any substantive obligations beyond normal business activities;

2.1.10	Without the prior written consent of Party A or its representative, Party C shall not appoint or replace any senior management personnel;
2.1.11	At the request of Party A, Party C shall provide all information about Party C’s operations and financial situation to Party A;
2.1.12

If requested by Party A, Party C shall purchase and maintain insurance related to Party C's assets and business from an insurance company approved by Party A, and the amount and type of insurance shall be consistent with the insurance purchased by companies operating similar businesses;

2.1.13	Without the prior written consent of Party A, Party C shall not cause or be allowed to merge or associate with any person, or acquire from or invest in any person;
2.1.14	Without the prior written consent of Party A, Party C shall not be liquidated, dissolved or cancelled;

2.1.15

In order to maintain Party C’s ownership of all its assets, Party C shall sign all necessary or appropriate documents, take all necessary or appropriate actions, and make all necessary or appropriate appeals or defend all claims;

2.1.16

Without the prior written consent of Party A, it shall be ensured that Party C shall not distribute dividends to its shareholders in any form. However, upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.17

Any litigation, arbitration, administrative proceedings, or government investigations or actions that occur or may occur and may affect Party C's registered capital or assets, or business or income shall be notified to Party A, and shall not be settled without Party A’s consent;

2.1.18

At the request of Party A, at any time, Party C shall take Party A or the Designated Person of Party A as the right holder to establish a pledge or mortgage on Party C’s assets, and sign all necessary or appropriate documents, carry out all necessary or appropriate registrations, and take all customary and necessary or appropriate actions to establish such pledge or mortgage and make it effective;

2.1.19

Where Party C is dissolved and liquidated in accordance with the laws of the PRC, the remaining property of Party C belonging to Party B shall be transferred to Party A or the Designated Person of Party A at the lowest price allowed by the laws of the PRC; such transfer shall be non-reciprocal, and Party C shall cause Party B to pay the full amount of the obtained Transfer Price to Party A or the Designated Person of Party A as compensation within ten (10) working days after receiving the Transfer Price; Party C shall ensure that such transfer will not cause Party A to incur any obligations towards Party B and its creditors, as well as Party C and its creditors. If, prior to the dissolution or liquidation of Party C, Party A (or the Designated Person of Party A) has already paid the Transfer Price of the Target Equity to Party B but there are changes that have not been completed in the market supervision and management department, then, on or after the dissolution of Party C, Party C shall cause Party B to distribute the remaining property obtained from holding the Target Equity and promptly deliver it all to Party A (or the Designated Person of Party A) for free;

2.1.20

If Party C obtains any Transfer Price for Party C’s assets, Party C agrees to pay the full Transfer Price (with relevant taxes deducted) obtained from such Transferred Assets to Party A as compensation, provided that this does not violate the laws of the PRC. Party C shall pay or instruct the relevant transferee to pay the proceeds to the bank account designated by Party A at that time; and

2.1.21	At the request of Party A, Party C shall appoint any person designated by Party C as a director of Party C.
2.2	Commitments of Party B

Party B hereby commits that:

2.2.1

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interests in the Target Equity it owns, or allow the creation of any security interests or encumbrances on it, except for the pledge set up on the equity according to Equity Pledge Contract Regarding Party B;

2.2.2

Party B shall not dispose of or cause the management personnel of Party C to dispose of any significant assets of Party C (except those that occur in the normal course of business) or establish any security interests, or encumbrances or other third-party rights on such assets;

2.2.3

Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting and/or executive directors of Party C not approve the sale, transfer, mortgage or other disposal of any legal or beneficial interests in Party C’s equity owned by Party B, or allow the creation of any security interests or encumbrances on it, except for the pledge set up on Party B’s equity according to the Equity Pledge Contract;

2.2.4

Party B shall cause the shareholders’ meeting and/or executive director of Party C not to approve the merger or association with any person, or the acquisition from or investment in any person without the prior written consent of Party A;

2.2.5	Party B shall immediately notify Party A of any litigation, arbitration or administrative proceedings that is occurring or may occur regarding Party C’s assets, business, income or equity owned by it;
2.2.6

Party B shall cause the shareholders’ meeting and/or executive director of Party C to vote on their approval of the transfer of the Target Equity stipulated in this Contract and take any and all other actions that Party A may require;

2.2.7

In order to maintain its ownership of Party C’s equity, Party B shall sign all necessary or appropriate documents, take all necessary or appropriate actions, and make all necessary or appropriate appeals or defend all claims;

2.2.8

Party B shall not appoint or replace any director, supervisor, or other management personnel of Party C who shall be appointed or removed by Party B; at the request of Party A, Party B shall appoint any person designated by Party A as a director of Party C;

2.2.9

At the request of Party A at any time, Party B shall immediately and unconditionally transfer its equity in Party C to Party A and/or the Designated Person of Party A in accordance with the Equity Purchase Rights hereunder;

2.2.10

Party B shall strictly abide by the provisions of this Contract and other contracts jointly or separately signed by Party B and Party C with Party A, fulfill the obligations hereunder and other contracts, and shall not take any actions/omissions that may affect its validity and enforceability; except for contracts signed in the normal course of business, Party B shall not cause Party C to sign any major contracts. If Party B has any remaining rights over the equity hereunder or the Equity Pledge Contract signed by the parties to this Contract or the Shareholders’ Voting Rights Entrustment Agreement (as amended and supplemented from time to time) granted in favor of Party A, Party B shall not exercise such rights unless instructed in writing by Party A;

2.2.11	Party B shall not declare or actually distribute any distributable profits, extra profits, bonuses, or dividends;
2.2.12	Party B shall ensure the effective existence of Party C and not be terminated, liquidated or dissolved;
2.2.13

During the validity period of this Contract, Party B must make its best to develop Party C’s business and ensure Party C’s lawful and compliant operation, and will not engage in any actions or omissions that may damage Party C’s assets or goodwill, or affect the validity of Party C’s business license;

2.2.14

During the validity period of this Contract, Party B shall promptly notify Party A of any situation that may have a significant adverse impact on Party C’s existence, business operations, financial condition, assets or goodwill, and take all measures recognized by Party A to eliminate such adverse conditions or take effective remedial measures;

2.2.15

If Party B obtains any Transfer Price for Party C’s equity held by Party B, or receives any form of distributed profits, extra profits, bonuses or dividends from Party C, Party B agrees to fully pay the obtained Transfer Price of the Target Equity and any distributed profits, extra profits, bonuses or dividends received (with relevant taxes deducted) to Party A as compensation, provided that this does not violate the laws of the PRC. Party B shall instruct the relevant transferee or Party C to pay the proceeds to the bank account designated by Party A at that time;

2.2.16

Where Party C is dissolved or liquidated in accordance with the laws of the PRC, Party A may exercise all investor rights over Party C on behalf of Party B, and Party B shall ensure that the remaining property of Party C belonging to Party B is transferred to Party A or the Designated Person at the lowest price allowed by the laws of the PRC; such transfer shall be non-reciprocal, and Party B shall pay the full amount of the obtained Transfer Price to Party A or the Designated Person as compensation within ten (10) working days after receiving the Transfer Price; Party B shall ensure that such transfer will not cause Party A to incur any obligations towards Party B and its creditors, as well as Party C and its creditors. If, prior to the dissolution or liquidation of Party C, Party A (or the Designated Person of Party A) has already paid the Transfer Price of the Target Equity to Party B but there are changes that have not been completed in the market supervision and management department, then, on or after the dissolution of Party C, Party B shall distribute the remaining property obtained from holding the Target Equity and promptly deliver it all to Party A (or the Designated Person of Party A) for free. In this case, Party B shall not claim any rights regarding the distribution of remaining property (except for those Party B acts according to the instructions of Party A).

3.	Representations and Warranties

Party B and Party C hereby jointly and severally represent and warrant to Party A on the date of signing this Contract and on every transfer date of the purchased equity and Transferred Assets as follows:

3.1

Party B and Party C have full and independent legal status and legal capacity, full power and authorization to complete the transactions described in this Contract, and has obtained the consent and approval of third parties and government departments (if necessary) to sign, deliver, and perform this Contract and any Transfer Contract. Party B and Party C agree to sign a Transfer Contract that is consistent with the terms and conditions of this Contract when Party A exercises its rights. This

Contract and the Transfer Contract to which Party B and Party C are a Party Constitute or will constitute legal, valid, and binding obligations of Party B and Party C, and shall be enforceable in accordance with the terms and conditions therein;

3.2

Neither the signing and delivery of this Contract or any Transfer Contract nor the obligations hereunder or any Transfer Contract shall: (1) cause any violation of any applicable laws in the PRC; (2) conflict with Party C’s Articles of Association, rules, or other organizational documents; (3) cause a breach of any contract or instrument to which Party B and Party C are a party or cause any binding on Party B and Party C, or constitute any breach under any contract or instrument to which Party B and Party C are a party or cause any binding on Party B and Party C; (4) cause any violation of any conditions that result in the grant and/or continuation of any license or permit issued to either party; or, (5) cause the suspension or revocation of any license or permit issued to either party or impose additional conditions;

3.3

Party B has good and saleable ownership of the equity held by it in Party C, and is the registered legal owner of the Target Equity. Except for the rights set forth in this Contract, the Equity Pledge Contract signed by Party B with Party A and Party C, and the Shareholders’ Voting Rights Entrustment Agreement, Party B has not established any security interests in such equity;

3.4

For the avoidance of doubt, except for the restrictions on Party C’s assets that may be set forth in this Contract, Equity Pledge Contract Regarding Party B, and Shareholders’ Voting Rights Entrustment Agreement, there are no liens, mortgages, claims, or other security interests or third-party rights on Party C’s assets; as set forth herein, Party A and/or the Designated Person of Party A can obtain good ownership of Party C’s assets, free from any liens, mortgages, claims, and other security interests or third-party rights, after exercising their rights;

3.5	Party C has no outstanding debts, except for (1) debts incurred in the normal course of business, and (2) debts that have been disclosed to Party A and have received the written consent from Party A;
3.6	There are no pending or potential litigation, arbitration, or administrative proceedings related to the Target Equity, Party C’s assets, or Party C.
4.	Contract Term

This Contract shall come into effect from the date of being signed and/or stamped by the parties. This Contract shall terminate upon the transfer of all the Target Equity and assets of Party C to Party A and/or the Designated Person of Party A in accordance with the provisions of this Contract, or with the consent of Party A. Unless otherwise specified in laws, Party B and Party C shall not be entitled to terminate or cancel this Contract unilaterally in any case.

5.	Applicable Law and Dispute Solution
5.1	The conclusion, validity, interpretation, performance, modification, and termination of this Contract, as well as the resolution of disputes hereunder, shall all be governed by the laws of the PRC.
5.2

Any dispute due to the interpretation and performance of this Contract shall be settled by the parties hereto through amicable negotiation in the first time. If the dispute fails to be settled within thirty (30) days after either party has given written notice to the other party requesting to settle through amicable negotiation, either Party may file the dispute to China International Economic and Trade Arbitration Commission for arbitration based on the rule of arbitration in force then. The dispute shall be arbitrated in Beijing. The arbitration award shall be final and binding on the parties. The party filing the arbitration and the responding party shall appoint one arbitrator respectively, while the third arbitrator shall be appointed by the China International Economic and Trade Arbitration Commission.

5.3

In case of any dispute resulted from the interpretation and performance of this Contract or any dispute in arbitration, the parties to this Contract shall continue to perform their own rights and obligations hereunder except the matters in dispute.

5.4

The parties hereby acknowledge and guarantee that, subject to the laws of PRC, the arbitrator shall be entitled to make appropriate rulings and provide legal relief for Party A based on actual situations, including but not limited to imposing restrictions on the business operation of Party C, limiting and handling with the equity or assets of Party C (including land assets) (including but not limited to taking it as a compensation), prohibiting transferring or disposal or taking related relief measures, and making liquidation to Party C. Such judgment shall be executed by the parties.

5.5

Subject to the laws of the PRC, as the measures of property preservation or execution, a court having jurisdiction shall, at the request of the parties hereto, issue and/or execute the arbitration award and temporary injunctive relief or other temporary remedies or measures before the establishment of the arbitration tribunal or under other circumstance permitted by laws for supporting the arbitration, including but not limited to detaining or freezing the property of the defaulting party or equity of Party C under the judgment or ruling. Such rights of one Party to the dispute and the judgment or ruling made by the court shall not affect the validity of the above arbitration articles agreed upon by the parties.

5.6	Upon the validation of the arbitration award, either party shall be entitled to apply to the court having jurisdiction for enforcing such award.

The parties agree that: The courts in China, Hong Kong SAR, Cayman Islands or others having jurisdiction (including the court in the place of incorporation of the proposed/existing listed company affiliated to Party A, the court in the place of incorporation of Party C, or the court in the place where Party C or Party A’s principal assets are located shall be deemed to have jurisdiction) shall have jurisdiction for the purpose herein.

6.	Taxes and Expenses

Party C shall bear all taxes, expenditures, and fees incurred in preparing and signing this Contract and the Transfer Contract, as well as completing the transactions stipulated in this Contract and the Transfer Contract.

7.	Notification
7.1

All notices and other communications hereunder shall be served by hand, prepaid registered mail, commercial courier, facsimile or e-mail to the address stimulated in this Contract. A confirmation letter shall be also served together with each notification. Such notifications shall be considered to be served effectively on the following date:

7.1.1	A notice shall be deemed to have been validly served on the day of delivery or rejection at the address designated, if it is sent by hand, courier or prepaid registered mail.
7.1.2	A notice shall be deemed to have been validly served on the day of successful delivery if it is sent by fax (confirm upon the transferred information automatically).
7.1.3

A notice shall be deemed to have been validly served on the day of successful delivery if it is sent by E-mail and no hint indicates that the E-mail is returned or not delivered within twenty-four (24) hours.

7.2	Either party shall have the right to inform other parties of changing the E-mail address to receive such notifications as set forth herein.
8.	Confidentiality Responsibilities

The parties confirm that all documents exchanged hereunder shall be considered to be confidential, orally or in writing. Each party shall keep all such information confidential and shall not disclose any such information to any third party without the prior written consent of other parties, except that: (1) the information is or will become known to the public (but not being disclosed to the public by one of the recipients of the information); (2) the information shall be disclosed according to applicable laws or the rules or regulations of any stock exchange; or (3) the information is disclosed by either party to its legal counsel or financial advisor in terms of the transactions contemplated hereunder, and such legal counsel or financial advisor is subject to obligations of confidentiality similar to those set forth herein. If any employee or organization employed by either party discloses such confidential information, it shall be deemed that such party has disclosed such confidential information and shall take corresponding legal responsibilities due to the violation of this Contract. This article shall remain in force even if this Contract terminates for any reason.

9.	Liabilities for Violation of This Contract
9.1

The parties agree and acknowledge, if Party B and/or Party C (“the Defaulting Party”) materially violate any of this Contract or fail to perform any obligation hereunder, it shall constitute an event of default hereunder (“Default”). In the case, Party A shall be entitled to require the Defaulting Party to make correction or take remedy measures in a proper period. If the Defaulting Party fails to make correction or take remedy measures in a proper period or within fifteen (15) days after Party A informs the Defaulting Party of such default and requires to take actions, Party A shall, at its own discretion: (1) Terminate this Contract and require the Defaulting Party to make compensation for all losses therefrom; or (2) Enforce the Defaulting Party to perform the obligations hereunder and claim all damages from the Defaulting Party. This article does not prejudice any other rights of Party A hereunder.

9.2	The parties agree and acknowledge that, unless otherwise provided by laws or this Contract, Party B and Party C shall not demand termination of this Contract for any reason under any circumstances.
9.3	Notwithstanding other regulations in this Contract, this article shall remain in force, but shall not be affected by the suspension or termination of this Contract.
10.	Further Assurance

The parties agree to promptly sign such documents that are reasonably necessary or advantageous for the implementation of the provisions and purposes of this Contract, and to take such further actions that are reasonably necessary or advantageous for the implementation of the provisions and purposes of this Contract.

11.	Others
11.1	Amendments, modifications, and supplements

Any amendments, modifications, and supplements to this Contract shall be made in writing and shall take effect after being signed or stamped by the parties.

11.2	Complete contract

Except for any written amendments, supplements, or modifications made after the signing of this Contract, this Contract shall constitute the complete and exclusive agreement reached by the parties on the subject matter hereof, and, upon execution, shall replace all oral and written negotiations, representations, contracts, understandings, and communications previously reached by the parties on the subject matter of this Contract.

11.3	Heading

The headings of each article herein are only for the purpose of reference. In no case, such headings shall be applied for or affect the interpretation of the articles herein.

11.4	Language

This Contract shall be signed in Chinese and in multiple copies, each of which has the same legal effect with the original one. In terms of the validity of this agreement, the copies or scanned copies of the signature pages sent by each party via fax or E-mail shall be deemed as the original, and have the same legal effect with the original one.

11.5	Severability

If one or more provisions of this Contract are or become illegal, invalid or unenforceable in any term according to the laws or regulations, it shall not affect the legality, validity or enforceability of any other provisions of this Contract, which shall continue to be valid. The parties shall, through the negotiation in good faith, try to replace such illegal, invalid or unenforceable provisions with effective ones to the maximum extent that the parties expect according to laws; and the economic benefit produced by such effective provision shall be similar to such illegal, invalid or unenforceable provisions.

11.6	Successor

This Contract shall be binding on the legal transferees (for the avoidance of doubts, the legal transferee of Party B shall include the person accepting the shareholder rights of Party B and becoming the legally registered shareholder of Party C, including but not limited to the person who becomes the shareholder of Party C due to the exercising of rights hereunder by Party A or any third party appointed by it) and successors of the parties. Each person of Party B guarantees to Party A that it has made all proper arrangements and signed all necessary documents to ensure that in the case of its death, incapacity, bankruptcy, divorce or other circumstances that may affect the exercise of its equity, its successors, guardians, creditors, spouse and other persons who may acquire equity or related rights of Party C as a result cannot affect or interfere the performance of this Contract.

11.7	Continuation of validity

11.7 Remain in force

11.7.1	All obligations arising out of or prior to the expiration or early termination of this Contract shall remain in force after the expiration or early termination of this Contract.
11.7.2	The provisions of Article 5, Article 7, Article 8, Article 9, and this Article 11.7 shall remain in force after the termination of this Contract.
11.8

Any rights, powers, and remedies granted to the parties under any provision of this Contract shall not affect any other rights, powers, or remedies that such party may have under laws or other provisions of this Contract, and the exercise of such rights, powers, and remedies by one party shall not affect the exercise of such other rights, powers, and remedies.

11.9

The failure or delay by a party to exercise any rights, powers, and remedies it may have hereunder or laws (the “Rights of the Party”) shall not result in a waiver of such rights, and any waiver of individual or partial rights of the Party shall not affect the exercise of such rights in other ways or the exercise of other Rights of the Party.

11.10

If the Stock Exchange of Hong Kong Limited (“SEHK”) or other regulatory authorities propose any modification opinions to this Contract, or if there are any changes in the listing rules or related requirements of the SEHK related to this Contract, the parties shall revise this Contract accordingly.

11.11

Without the prior written consent of Party A, neither Party B nor Party C shall transfer any of their rights and/or obligations hereunder to any third party. Party A shall be entitled to transfer any of their rights and/or obligations hereunder to any third party designated by Party A after giving a notice to Party B and Party C.

——Signature Page——

[There is no text on this page which is the signature page of Exclusive Purchase Rights Contract]

Party A:

Beijing Yunxiang Zhisheng Technology Co., Ltd.

Company seal: /s/ Beijing Yunxiang Zhisheng Technology Co., Ltd.

Signature:/s/ Wang Yulin

Name: Wang Yulin

Title: Legal Representative

Signature page of Exclusive Purchase Rights Contract

[There is no text on this page which is the signature page of Exclusive Purchase Rights Contract]

Party B:

Qiu Weiqin

Signature:/s/ Qiu Weiqin

Signature page of Exclusive Purchase Rights Contract - Kingsoft Cloud Beijing VIE Control

Agreement

[There is no text on this page which is the signature page of Exclusive Purchase Rights Contract]

Party B:

Zou Tao

Signature:/s/ Zou Tao

Signature page of Exclusive Purchase Rights Contract

[There is no text on this page which is the signature page of Exclusive Purchase Rights Contract]

Party C:

Kingsoft Cloud (Beijing) Information Technology Co., Ltd.,

Company seal: /s/ Kingsoft Cloud (Beijing) Information Technology Co., Ltd.,

Signature:/s/ Wang Yulin

Name: Wang Yulin

Title: Legal Representative

Signature page of Exclusive Purchase Rights Contract

Annex 1:

Format of Exercise Notice for Equity Purchase Rights

To: [Name of Party B]

Considering that the Company signed the Exclusive Purchase Rights Contract with you and Kingsoft Cloud (Beijing) Information Technology Co., Ltd. (“your company”) on [DD MM YYYY], which stipulates that under the conditions permitted by the laws and regulations of the PRC, you shall transfer your equity held in your company/all assets owned by your company to the Company or any third party designated by the Company according to the ’Company’s requirements.

Therefore, the Company hereby issues this notice to you as follows:

The Company hereby requests to exercise the Equity Purchase Rights under the Exclusive Purchase Rights Contract and the Company /[-] [company name/individual name] designated by the Company will accept        % of the equity held by you in your company (the “Proposed Equity”). Upon the receipt of this notice, please immediately transfer all the Proposed Equity to the Company/[company name/individual name designated by the Company] in accordance with the terms and conditions of the Exclusive Purchase Rights Contract and laws and regulations of the PRC.

Sincerely

Beijing Yunxiang Zhisheng Technology Co., Ltd.

(Seal)

Authorized representative:

Date:

Annex 1: Format of Exercise Notice for Equity Purchase Rights

Annex 2:

Format of Exercise Notice for Asset Purchase Rights

To: Kingsoft Cloud (Beijing) Information Technology Co., Ltd.

Considering that the Company signed the Exclusive Purchase Rights Contract with your company and Qiu Weiqin and Zou Tao on [DD MM YYYY], which stipulates that under the conditions permitted by the laws and regulations of the PRC, your company shall transfer the assets of your company to the Company or any third party designated by the Company according to the Company’s requirements.

Therefore, the Company hereby issues this notice to your company as follows:

The Company hereby requests to exercise the Asset Purchase Rights under the Exclusive Purchase Rights Contract and the Company /[-] [company name/individual name] designated by the Company will accept all assets of your company as listed in the attached list (the “Proposed Transferred Assets”). Upon the receipt of this notice, please immediately transfer all the Proposed Transferred Assets to the Company/[company name/individual name designated by the Company] in accordance with the terms and conditions of the Exclusive Purchase Rights Contract and laws and regulations of the PRC.

Sincerely

Beijing Yunxiang Zhisheng Technology Co., Ltd.

(Seal)

Authorized representative:

Date:

Annex 2: Format of Exercise Notice for Asset Purchase Rights